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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-33949) and related Prospectus of Renal Care Group, Inc. for the registration of 402,095 shares of its common stock and to the incorporation by reference therein of our reports dated February 28, 1997, with respect to the consolidated financial statements and schedule of Renal Care Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP



Nashville, Tennessee
October 1, 1997